FORM OF
                              EMPLOYMENT AGREEMENT


     This Employment Agreement is made and entered into effective this 1st day of January, 1997, by and between Patcomm Corporation, a Nevada corporation (the "Company"), and Frank Delfine, an individual ("Executive").

                                    RECITALS

     A. The Company desires to be assured of the association and services of Executive for the Company.

     B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Employment. The Company hereby employs Executive as its President and Chief Operating Officer, subject to the supervision and direction of the Company's Board of Directors.

     2. Term. The term of this Agreement shall be for a period of three (3) years commencing on the date hereof, unless terminated earlier pursuant to
Section 9 below; provided, however, that Executive's obligations in Section 8 below shall continue in effect after such termination.

     3. Compensation; Reimbursement.

     3.1 Base Salary. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Eighty-Eight Thousand Dollars ($88,000) per annum, payable monthly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company, and may be adjusted annually by the Board of Directors in its sole discretion.

     3.2 Incentive Bonus. In addition to the Base Salary, Executive shall be eligible for an incentive bonus ("Incentive Bonus") each year in an amount calculated as follows: (i) 3% of net income (after tax) for net income between $1.00 and $1,499,000, plus (ii) 1% of net income (after tax) on amounts in excess of $1,499,000. The Incentive Bonus shall be based upon the Company's financial results as reflected in the audited Financial Statements of the Company, and shall be paid, if earned, within 30 days after such Financial Statements have been released in final form by the Company's accountants.

     3.3 Additional Benefits. In addition to the Base Salary and the Incentive Bonus, Executive shall be entitled to all other benefits of employment provided to the employees of the Company.

     3.4 Reimbursement. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company some percentage of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

     4. Scope of Duties.

     4.1 Assignment of Duties. Executive shall have such duties as may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

     4.2 General Specification of Duties. Executive's duties shall include, but not be limited to, the duties and performance goals as follows:

     (1) act as the President and Chief Operating Officer of the Company and perform all duties, functions and responsibilities generally associated with such positions;

     (2) execute on behalf of the Company, in his capacity as President and Chief Operating Officer, such documents as are required in the normal course of business and as are requested by the Board of Directors;

     (3) employ, pay, supervise and discharge all employees of the Company, and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits, all in accordance with the Annual Plan (as defined in Section 4.3);

     (4) establish procedures for implementing the policies established by the Company;

     (5) cause the Company to be operated in compliance with all legal requirements;

     (6) use best efforts to operate the Company in such a manner as to meet the goals and objectives established in the Annual Plan approved by the Board of Directors, as such may be amended from time to time with the concurrence of the Board of Directors; and

     (7) cause to be prepared, as directed by the Board of Directors, financial statements, tax returns and other similar items respecting the operation of the Company.

     The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this Agreement.

     4.3 Annual Plan.

     (1) Executive shall submit to the Board of Directors for its approval, not later than 60 days before the beginning of each calendar year, an annual business plan for the Company (the "Annual Plan"). The Annual Plan shall be revised by Executive and submitted to the Board of Directors for its review (and approval in the case of material changes from the approved Annual Plan) from time to time during each year to reflect changes in the Annual Plan because of operations or otherwise. Each Annual Plan shall include the following information:

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                                                    Delfine Employment Agreement

     (a) an annual forecast of income and expenses for the operation of the company;

     (b) a cash flow budget, estimate of profit, and source and use of cash statements for the operation of the Company; and

     (c) a payroll and staffing plan and budget for the operation of the Company.

     (2) During each year, Executive in the performance of his duties under this Agreement shall use his best efforts to comply or cause compliance with the applicable Annual Plan and budgets and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially from any expense category set forth in the Annual Plan, incur any material additional expense or change materially the manner of operation of the Company, without the approval of the Board of Directors.

     4.4 Executive's Devotion of Time. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or herself or to any other person or business entity.

     4.5 Conflicting Activities.

     (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

     (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or
anticipated  future  business  of  the  Company,   he  shall  first  offer  such
opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     5. Not Used in this Agreement

     6. Severance. So long as this Agreement is in effect, Executive shall be entitled to severance benefits equal to one weeks Base Salary for each full year of service to the Company up to a maximum of eight weeks based upon Executive's first day of employment by the Company and without regard to the date of execution of this Agreement. These benefits shall not include maintenance of any life insurance policy or disability policy on Executive, or any medical or health insurance policies or plans on Executive or his family except as required under applicable law.

                                      -3-
                                                    Delfine Employment Agreement

     7. Confidentiality of Trade Secrets and Other Materials.

     7.1 Trade Secrets. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company.

     7.2 Ownership of Trade Secrets; Assignment of Rights. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information.

     8. Termination.

     8.1 Basis for Termination.

     (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

     (2) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

     (3) Executive's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

          (a) any action by Executive which would be grounds for termination under applicable law (currently covering any willful breach of duty, habitual neglect of duty, and continued incapacity);

          (b) any material breach of Executive's obligations in Sections 4 or 7 above; or

          (c) any material acts or events which inhibit Executive from fully performing his responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

                                      -4-
                                                    Delfine Employment Agreement

     (4) Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Executive's employment under this Agreement is so terminated, the Company shall (a) make a lump sum cash payment to Executive within 10 days after termination of an amount equal to (i) Executive's Base Salary for the balance of the year in which termination occurs, (ii) a pro rata portion of the Incentive Bonus, if any, earned for the year in which termination occurs prorated to the date of termination, plus (iii) any unreimbursed expenses accruing to the date of termination; and (b) make a lump sum cash payment equal to Executive's annual Base Salary, as increased pursuant to Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in Section 2. For purposes of this provision, Executive's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After the Company's termination of Executive under this provision, the Company shall not be obligated to provide the benefits to Executive described in Section 3.3 (except as may be required by law).

     (5) Executive may terminate his employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

     8.2 Payment Upon  Termination.  Upon termination  under paragraphs  8.1(1),
(2), (3), or (5), the Company shall pay to Executive within 10 days after termination an amount equal to the sum of (1) Executive's Base Salary accrued to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, his estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Executive described in Section 3.4 (except as provided by law).

     8.3 Severance Provisions. The provisions of Sections 8.1 and 8.2 shall be subject to and deemed modified by the terms of any severance benefits granted to Executive as provided under Section 6.

     8.4 Dismissal from Premises. At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company.

     9. Injunctive Relief. The Company and Executive hereby acknowledge and agree that any default under Section 7 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 7 above and without the proof of actual damages.

     10. Miscellaneous.

     10.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

                                      -5-
                                                    Delfine Employment Agreement

     10.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     10.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of New York.

     10.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

     10.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

     10.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

     10.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     10.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     10.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

     10.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     10.11 Notices. Any notice under this Agreement must be in writing, may be telecopied provided that evidence of the transmission and receipt is created at the time of transmission, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States

                                      -6-
                                                    Delfine Employment Agreement
mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:             Patcomm Corporation
                               7 Flower Field, M100
                               St. James, NY 11780
                               (516) 862-6511
                               Attention: Alex Adelson, Chairman of the Board

If to Executive:               Frank Delfine
                               170A Oakside Drive
                               Smithtown, NY 11787
                               (516) 265-5228

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

     10.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

     10.13 Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

     10.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.



FRANK DELFINE                               PATCOMM CORPORATION


                                            By
---------------------------------                ------------------------------
                                            Alex Adelson, Chairman of the Board


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                                                    Delfine Employment Agreement